UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 6, 2006
MIDWAY GAMES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12367 (Commission File Number)	22-2906244 (I.R.S. Employer Identification Number)
2704 West Roscoe Street, Chicago, Illinois 60618
(Address of Principal Executive Offices)       (Zip Code)
Registrant’s telephone number, including area code: (773) 961-2222
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On September 6, 2006, our Board of Directors voted to increase the annual retainer payable to non-employee directors from $45,000 per year to $60,000 per year effective immediately.
     In addition, effective September 6, 2006, the Board of Directors granted each of the directors options to purchase 12,000 shares of our common stock at an exercise price of $8.77 per share. The options are exercisable as follows: up to 33-1/3% immediately, up to 66-2/3% on the first anniversary of the award, and up to 100% on the second anniversary of the award. The options were granted under our 2005 Long-Term Incentive Plan and expire ten years after the date of the grant.
     The form of stock option agreement is attached as Exhibit 10.1 to this Current Report and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
10.1	Form of Non-Employee Director Stock Option Agreement under the 2005 Long-Term Incentive Plan.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWAY GAMES INC.
September 12, 2006	By:	/s/ David F. Zucker
David F. Zucker
President and Chief Executive Officer